EXHIBIT 10.7

PECO II, INC.

AWARD AGREEMENT
(FOR NON-QUALIFIED STOCK OPTION)

To: _________________________________________ (Name of Optionee)	Number: ____________________________________
_________________________________________ (Social Security Number)	Date of Grant:________________________________

             There hereby is granted to you, as a director, officer or key employee of PECO II, Inc. (the "Company") or of a subsidiary, an option to purchase ____ Common Shares, without par value, of the Company at an option price of $_____per share. This option is granted to you pursuant to the Company's 2000 Performance Plan (the "Plan") and is subject to the terms and conditions set forth below.

             This option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code (the "Code"). Please acknowledge your acceptance of the terms of this option by signing below.

PECO II, INC.

By:	____________________________________
Matthew P. Smith
President & Chief Executive Officer

             1.          Purchase Rights and Exercise Dates.

             You shall be entitled to exercise this option with respect to the percentage of shares indicated on or after the date shown opposite such percentage, rounded to the nearest whole share:

Cumulative Maximum Percentage of Optioned Shares Which May Be Purchased by Exercise of the Option	Date Beginning on Which Option May Be Exercised

             To the extent that the option becomes exercisable with respect to any shares, as shown above, the option may thereafter be exercised by you either with respect to all or any number of such shares at any time or from time to time prior to the expiration of the option. However, no fractional shares may be purchased. Except as provided herein, the option may not be exercised unless you are an employee at the time of exercise.

             2.          Term of Option.

             The term of the option shall be for a period of five (5) years commencing on the Date of Grant as set forth above. The option shall expire at the close of regular business hours at the Company's principal office on the last day of the term of the option, or, if earlier, on the applicable expiration date provided in this Agreement.

                          (a)       Your option shall not be affected by any temporary leave of absence approved in writing by the Company and described in Section 1.421-7(h) of the Federal Income Tax Regulations. If you cease to be an employee for any reason other than death, you may exercise your option only to the extent of such purchase rights as may exist pursuant to Paragraph 1 as of the date you cease to be an employee and which have not been exercised. Upon your ceasing to be an employee, such purchase rights shall in any event terminate upon the earlier of (a) three (3) months (or one (1) year if you ceased to be an employee because of a disability (as such term is defined in Section 72(m)(7) of the Code)) after the date you ceased to be an employee, or (b) the last day of the term of the option.

                          (b)     If you die while you are an employee, or within three (3) months of your having ceased to be an employee, a personal representative may exercise the option to the extent of your purchase rights as may exist pursuant to Paragraph 1 at the date of your death and which have not been exercised; provided, however, that such purchase rights shall in any event terminate upon the earlier of:

                                     (i)      one (1) year after you cease to be an employee; or

                                     (ii)     the last day of the term of the option.

                          (c)       If the Compensation Committee of the Company's Board of Directors (the "Committee") finds that you intentionally committed an act materially inimical to the interests of the Company or a subsidiary, your unexercised purchase rights will terminate as of the time you committed such act, as determined by the Committee.

             3.          Termination of Option Under Certain Circumstances.

             The Committee may cancel your option at any time if you are not in compliance with all applicable provisions of this Agreement or the Plan or if you, without the prior written consent of the Committee, engage in any of the following activities:

                          (i)       you render services for an organization, or engage in a business, that is, in the judgment of the Committee, in competition with the Company; or

                          (ii)     you disclose to anyone outside of the Company, or use for any purpose other than the Company's business, any confidential information or material relating to the Company, whether acquired by you during or after employment with the Company, in a fashion or with a result that is or may be injurious to the best interests of the Company, as determined by the Committee.

             The Committee may, in its discretion and as a condition to the exercise of your option, require you to represent in writing that you are in compliance with all applicable provisions of this Agreement and the Plan and have not engaged in any activities referred to in clauses (i) and (ii) above.

             4.          Exercise of Option.

             The option may be exercised by delivering to the Company's Administration Department, at the Company's principal office, a completed Notice of Exercise of Option (obtainable from the Administration Department) setting forth the number of shares with respect to which your option is being exercised. Such Notice shall be accompanied by payment in full for the shares.

             5.          Change in Control.

             Upon a Change in Control (as such term is defined in the Plan), unless and to the extent otherwise determined by the Company's Board of Directors, you may exercise your option with respect to all shares covered therein.

             6.          Transferability.

             This Agreement shall be binding upon and inure to the benefit of any successor of the Company and your heirs, estate and personal representative. Your option shall not be transferable other than by Will or the laws of descent and distribution and your option may be exercised during your lifetime only by you provided that a guardian or other legal representative, who has been duly appointed may, except as otherwise provided in the Plan, exercise the option on your behalf. Your personal representative shall act in your place with respect to exercising the option or taking any other action pursuant to the Agreement.

             7.          Adjustments or Amendments.

             In the event that, subsequent to the date of this Agreement, the outstanding Common Shares of the Company are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange of other securities, reclassification, reorganization, re-designation, merger, consolidation, recapitalization, liquidation, dissolution, sale of assets or other such change, including, without limitation, any transaction described in Section 424(a) of the Code, increased, decreased, changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another entity or converted into cash, then, except as otherwise provided below, (i) there shall automatically be substituted for each of the Company's Common Shares subject to an unexercised option, the amount of cash or other securities into which each of the Company's outstanding Common Shares shall be converted or exchanged and (ii) the option price per common share or unit of securities shall be increased or decreased proportionally so that the aggregate purchase price for any securities subject to the option shall remain the same as immediately prior to such event. Notwithstanding the preceding provisions of this Paragraph 7, the Committee may, in its sole discretion, make other adjustments to the securities subject to options and/or amend the provisions of the Plan and/or this Agreement (including, without limitation, accelerating the date on which unexercised options shall expire or terminate), to the extent appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment or amendment shall be final, binding and conclusive. Any such adjustment or amendment shall provide for the elimination of fractional shares.

             8.          Provisions of Plan Control.

             This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Committee and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

             9.          Liability.

             The liability of the Company under this Agreement and any distribution of shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on the Company, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

             10.        Withholding.

             You agree that the Company may make appropriate provision for tax withholding with respect to the transactions contemplated by this Agreement.

ACCEPTANCE

             The undersigned hereby accepts the terms of the stock option granted herein and acknowledges receipt of a copy of the Company's 2000 Performance Plan.

________________________________ (Signature of Optionee)	________________________________ (Date)